Exhibit 99.26(n) i.

Consent of Independent Auditors

The Board of Directors and Policyholders of C.M. Life Insurance Company:

We consent to the use, in this Post-Effective Amendment No. 22 to Registration Statement No. 333-49457 on Form N-6 (the Registration Statement), of our report, dated February 21, 2018, with respect to the statutory statements of financial position of C.M. Life Insurance Company (the Company) as of December 31, 2017 and 2016, and the related statutory statements of operations, changes in shareholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2017, included herein in the Statement of Additional Information, which is part of the Registration Statement and to the references to our firm under the heading “Experts” in the Statement of Additional Information.

Our report relating to the Company’s financial statements, dated February 21, 2018, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the State of Connecticut Insurance Department (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

/s/ KPMG LLP

Hartford, Connecticut

April 23, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Directors of C.M. Life Insurance Company:

We consent to the use, in this Post-Effective Amendment No. 22 to Registration Statement No. 333-49457 on Form N-6 (the Registration Statement), of our report, dated March 5, 2018, with respect to the statement of assets and liabilities of C.M. Life Variable Life Separate Account I as of December 31, 2017, and the related statements of operations and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, included herein in the Statement of Additional Information, which is part of the Registration Statement and to the references to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 23, 2018